Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement  (Form S-8 001-15749) pertaining to the Alliance Data Systems 401(k) and Retirement Savings Plan of our report dated June 17, 2004, with respect to the financial statements and supplemental schedule of the Alliance Data Systems 401(k) and Retirement Savings Plan included in this annual report (Form 11-K) for the year ended December 31, 2003.

/s/ Ary, Roepcke & Mulchaey, P.C.

Columbus, Ohio
June 25, 2004